TRANSITIONAL EMPLOYMENT AGREEMENT


         This Agreement, which shall be effective as of February 2, 1998, is by and between OrthoLogic Corp., a Delaware corporation (the "Company"), and Allen
R. Dunaway ("Employee").

RECITALS:
---------

         A. Employee is presently employed by the Company pursuant to an Employment Agreement dated as of December 1, 1996. Both parties now wish to revise the terms and nature of the employment relationship and provide for the termination of the employment relationship at a specific time in the future.

         B. The parties wish to set forth in this Agreement the terms and conditions of such continuing employment and eventual termination.

AGREEMENT:
----------

         In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

         1.       Employment.

                  (a) Duties and Title. Subject to the terms and conditions of this Agreement, the Company employs Employee and Employee accepts such employment and agrees to perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Company's Board of Directors (the "Board") or Chief Executive Officer (the "CEO"). Initially, Employee's title shall be Chief Financial Officer, but Employee's title may be changed from time to time, or eliminated altogether, by the CEO, acting in his sole discretion. Employee will report to the Company's CEO. Until an Election occurs, as defined in the next paragraph, Employee agrees to devote substantially all of this business time and efforts to the business of the Company.

                  (b) At the election of the CEO (an "Election"), Employee's duties will change as of a specific date, and thereafter, Employee will be involved only in specific projects relating to the Company's finance matters, reimbursement and information systems as may be assigned to him from time to time by the CEO. After the effective time of an Election, Employee shall not have set work hours.

         2. Term. Until the effective time of an Election, the term of Employee's employment pursuant to this Agreement shall be for up to three months beginning on February 2, 1998. However, upon the effective time of an Election, the term of employment shall be extended to the date 15 months after the effective time of such Election. After the expiration of the term of this Agreement, it may be extended only by a written agreement executed by both parties.
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
         3.       Compensation.

                  (a) Salary. During Employee's employment term, the Company shall pay Employee a minimum base annual salary, before deducting all applicable withholdings, of $125,000 per year, payable at the times and in the manner dictated by the Company's standard payroll policies.

                  (b) Bonus. Additionally, Employee shall receive a bonus of $25,000 upon the completion, to the satisfaction of the CEO, of the Company's annual audit, annual report and report on Form 10-K for the year ended December 31, 1997.

                  (c) Stock Options. Employee currently has options to purchase shares of the Company's Common Stock. So long as Employee remains employed by the Company, unvested options shall continue to vest in accordance with the applicable terms of grant. All unvested options shall vest immediately upon a termination of Employee's employment for any reason other than the expiration of the term of employment as described in Section 2. After the termination of Employee's employment, the options shall remain exercisable for the applicable time specified in the applicable terms of grant.

         4.       Fringe Benefits.

                  (a) In addition to the compensation, bonus and options described in Section 3, and any other employee benefit plans (including life insurance and pension, savings and disability plans) generally available to employees, the Company shall include Employee in any group health insurance plan and, if eligible, any group retirement plan instituted by the Company. The manner of implementation of such benefits with respect to such items as procedures and amounts are discretionary with the Company, but shall be maintained at a level comparable to that enjoyed by management-level employees of the Company.

                  (b) Employee shall be entitled to vacation with pay in accordance with the Company's vacation policy as in effect from time to time. In addition, Employee shall be entitled to such holidays as the Company may approve from time to time.

                  (c) The Company agrees to pay up to $10,000 for out-placement counseling and assistance provided by a mutually acceptable out-placement firm; provided that such payment will only be available if such service is engaged no later than 90 days after the date on which Employee's employment by the Company terminates.

         5. Expenses. The Company shall, upon receipt of appropriate documentation, reimburse Employee each month for his reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses consistent with Company policies.

         6.       Termination.

                  (a) For Cause. The Company may terminate this Agreement for cause upon written notice to Employee stating the facts constituting such cause, provided that Employee shall have 10 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for cause hereunder. The written notice shall state the cause for termination. Cause shall include neglect of duties, willful failure to abide by instructions or policies from or set by the Board of Directors, commission of a felony or serious misdemeanor offense or pleading guilty or nolo contendere to same, Employee's material breach of this Agreement or Employee's breach of any other material obligation to the Company. If a termination for cause occurs before the effective time of an Election, the Company shall be obligated to pay Employee only the minimum base salary due him through the date of termination. However, if a termination for cause occurs after the effective time of an Election, so long as Employee continues to comply with the requirements of this Agreement, including Sections 7 and 9, the Company shall continue to pay to Employee his minimum base salary in effect at the time of termination through the end of the term of the Agreement, as provided in Section 2, at the time and in the manner dictated by the Company's standard payroll policies.

                  (b) Without Cause. The Company may terminate Employee's employment at any time, immediately and without cause, by giving written notice to Employee. If the Company terminates Employee without cause, so long as Employee continues to comply with the requirements of this Agreement, including Sections 7 and 9, it shall continue to pay to Employee his minimum base salary in effect at the time of termination through the end of the term of the Agreement, as provided in Section 2, at the time and in the manner dictated by the Company's standard payroll policies.

                  (c) Disability. If during the term of this Agreement, Employee fails to perform his duties hereunder because of illness or other incapacity for a period of 45 consecutive days, or for 60 days during any six-month period, the Company shall have the right to terminate Employee's employment by giving notice to Employee. If the Company terminates Employee for disability, so long as Employee continues to comply with the requirements of this Agreement, including Sections 7 and 9, it shall continue to pay to Employee his minimum base salary in effect at the time of termination through the end of the term of the Agreement, as provided in Section 2, at the time and in the manner dictated by the Company's standard payroll policies.

                  (d) Death. If Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and Employee's legal representatives shall be entitled to receive the base salary due Employee, at a time and in a manner similar to when it would have been paid to Employee if he had survived, through the end of the term of the Agreement, as provided in Section 2, at the time and in the manner dictated by the Company's standard payroll policies, except for any change in withholding justified by the change in circumstances.

                  (e) Resignation. Employee may resign his employment by giving the Company written notice. In the event of such a resignation, the Company shall be obligated to pay Employee only the minimum base salary due him through the effective date of the resignation.

         7. Confidential Information. Employee acknowledges that Employee may receive, or contribute to the production of, Confidential Information. For purposes of this Agreement, Employee agrees that "Confidential Information" shall mean any and all information or material proprietary to the Company or designated as Confidential Information by the Company and not generally known by non-the Company personnel, which Employee develops or of or to which Employee may obtain knowledge or access through or as a result of Employee's relationship with the Company (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing) related to the Company's business: discoveries, inventions, ideas, concepts, research, development, processes, procedures, "know-how", formulae, marketing or manufacturing techniques and materials, marketing and development plans, business plans, customer names and other information related to customers, price lists, pricing policies, methods of operation, financial information, employee compensation, and computer programs and systems. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned by or developed by the Company, including Confidential Information acquired by the Company from any of its affiliates. Employee acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Information publicly known without breach of this Agreement that is generally employed by the trade at or after the time Employee first learns of such information, or generic information or knowledge which Employee would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information. Employee further agrees:

                  a. To furnish the Company on demand, at any time during or after employment, a complete list of the names and addresses of all present, former and potential suppliers, financing sources, clients, customers and other contacts gained while an employee of the Company in Employee's possession, whether or not in the possession or within the knowledge of the Company.

                  b.   That   all   notes,   memoranda,    electronic   storage,
documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to the Company, and Employee agrees to turn over all copies of such materials in Employee's control to the Company upon request or upon termination of Employee's employment with the Company.

                  c. That while employed by the Company and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Employee's work for the Company.

                  d. That any idea in whole or in part conceived of or made by Employee during the term of his employment, consulting, or similar relationship with the Company which relates directly or indirectly to the Company's current or planned lines of business and is made through the use of any of the Confidential Information of the Company or any of the Company's equipment, facilities, trade secrets or time, or which results from any work performed by Employee for the Company, shall belong exclusively to the Company and shall be deemed a part of the Confidential Information for purposes of this Agreement. Employee hereby assigns and agrees to assign to the Company all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Employee shall acknowledge and deliver to the Company, without charge to the Company (but at its expense) such written instruments and do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary in the opinion of the Company to obtain patents or copyrights or to otherwise protect or vest in the Company the entire right and title in and to the Confidential Information.

         8. Loyalty During Employment Term. Employee agrees that during the term of Employee's employment by the Company, before the effective time of an Election, Employee will devote substantially all of Employee's business time and effort to the Company. Throughout the period of employment, he will also give undivided loyalty to the Company, and will not engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company or its affiliates, nor solicit, or in any other manner work for or assist any business which is competitive with the Company or its affiliates. During the term of Employee's employment by the Company, Employee will undertake no planning for or organization of any business activity competitive with the Company or its affiliates, and Employee will not combine or conspire with any other employee of the Company or any other person for the purpose of organizing any such competitive business activity. However, Employee shall be entitled to make a passive investment in a publicly traded stock of a competitor of the Company so long as he does not at any time own more than 5% of the total outstanding stock of such competitor.

         9. Non-competition; Non-solicitation. The parties acknowledge that Employee will acquire much knowledge and information concerning the business of the Company and its affiliates as the result of Employee's employment. The parties further acknowledge that the scope of business in which the Company is engaged as of the date of execution of this Agreement is world-wide and very competitive and one in which few companies can successfully compete. Certain activities by Employee after this Agreement is terminated would severely injure the Company. Accordingly, after the termination of Employee's employment and so long as he is receiving any payments from the Company pursuant to Section 6, Employee will not:

                  a. Engage in any work activity for or in conjunction with any business or entity that is in competition with or is preparing to compete with the Company;

                  b. Persuade or attempt to persuade any potential customer or client to which the Company or any of its affiliates has made a proposal or sale, or with which the Company or any of its affiliates has been having discussions, not to transact business with the Company or such affiliate, or instead to transact business with another person or organization;

                  c. Solicit the business of any customers, financing sources, clients, suppliers, or business patrons of the Company or any of its predecessors or affiliates which were customers, financing sources, clients, suppliers, or business patrons of the Company at any time during Employee's employment by the Company, provided, however, that if Employee becomes employed by or represents a business that exclusively sells products that do not compete with products then marketed or intended to be marketed by the Company, such contact shall be permissible; or

                  d. Solicit, endeavor to entice away from the Company or any of its affiliates, or otherwise interfere with the relationship of the Company or any of its affiliates with, any person who is employed by or otherwise engaged to perform services for the Company or any of its affiliates, whether for Employee's account or for the account of any other person or organization.

         10. Injunctive Relief. It is agreed that the restrictions contained in Sections 7, 8, and 9 of this Agreement are reasonable, but it is recognized that damages in the event of the breach of any of those restrictions will be difficult or impossible to ascertain; and, therefore, Employee agrees that, in addition to and without limiting any other right or remedy the Company may have, the Company shall have the right to an injunction against Employee issued by a court of competent jurisdiction enjoining any such breach without showing or proving any actual damage to the Company. This paragraph shall survive the termination of Employee's employment.

         11. Part of Consideration. Employee also agrees, acknowledges, covenants, represents and warrants that he is fully and completely aware that, and further understands that, the restrictive covenants contained in Sections 7, 8, and 9 of this Agreement are an essential part of the consideration for the Company entering into this Agreement and that the Company is entering into this Agreement in full reliance on these acknowledgments, covenants, representations and warranties.

         12. Time and Territory Reduction. If any of the periods of time and/or territories described in Sections 7, 8, or 9 of this Agreement are held to be in any respect an unreasonable restriction, it is agreed that the court so holding may reduce the territory to which the restriction pertains or the period of time in which it operates or may reduce both such territory and such period, to the minimum extent necessary to render such provision enforceable.

         13. Survival. The obligations described in Sections 7 and 9 of this Agreement shall survive any termination of this Agreement or any termination of the employment relationship created hereunder.

         14. Indemnification. The Company will provide indemnification to Employee in accordance with the current Certificate and Bylaws of the Company. These obligations shall survive the termination of Employee's employment.

         15. Testimony. If Employee has knowledge of or is alleged to have knowledge of any matters which are the subject of any pending, threatened or future litigation involving the Company (or any subsidiary), he will make himself available to testify if and as necessary. Employee will also make himself available to the attorneys representing the Company in connection with any such litigation or dispute for such purposes as they may deem necessary or appropriate, including but not limited to the review of documents, discussion of the case and preparation for any legal proceedings. This Agreement is not intended to and shall not be construed so as to in any way limit or affect the testimony which Employee gives in any such proceedings. Further, it is understood and agreed that Employee will at all times testify fully, truthfully and accurately, whether in deposition, hearing, trial or otherwise.

         16. Nondelegability of Employee's Rights and Company Assignment Rights. The obligations, rights and benefits of Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. Upon mutual agreement of the parties, the Company upon reasonable notice to Employee may transfer Employee to an affiliate of the Company, which affiliate shall assume the obligations of the Company under this Agreement. This Agreement shall be assigned automatically to any entity merging with or acquiring the Company.

         17. Amendment. Except for documents regarding the grant of stock options and an Invention, Confidential Information and Non-Competition Agreement, this Agreement contains, and its terms constitute, the entire agreement of the parties and supersedes any prior agreements, including any Employment Agreements, and it may be amended only by a written document signed by both parties to this Agreement.

         18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, exclusive of the conflict of law provisions thereof, and the parties agree that any litigation pertaining to this Agreement shall be in courts located in Maricopa County, Arizona.

         19. Attorneys' Fees. If any party finds it necessary to employ legal counsel or to bring an action at law or other proceeding against the other party to enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be paid by the other party its reasonable attorneys' fees as well as court costs all as determined by the court and not a jury.

         20. Notices. All notices, demands, instructions, or requests relating to this Agreement shall be in writing and, except as otherwise provided herein, shall be deemed to have been given for all purposes (i) upon personal delivery,
(ii) one day after being sent, when sent by professional overnight courier service from and to locations within the Continental United States, (iii) five days after posting when sent by United States registered or certified mail, with return receipt requested and postage paid, or (iv) on the date of transmission when sent by facsimile with a hard-copy confirmation; if directed to the person or entity to which notice is to be given at his or its address set forth in this Agreement or at any other address such person or entity has designated by notice.
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
                  To the Company:   ORTHOLOGIC CORP.
                                         1275 West Washington Street
                                         Tempe, AZ 85281
                                         Attention:  Chief Executive Officer

                  To Employee:      Allen R. Dunaway
                                         4612 East Onyx
                                         Phoenix, AZ 85025

         21. Entire Agreement. This Agreement, and the Invention, Confidential information and Non-Competition Agreement previously executed by Employee constitute the final written expression of all of the agreements between the parties, and are a complete and exclusive statement of those terms. They supersede all understandings and negotiations concerning the matters specified herein, including the Employment Agreement between the parties which is dated as of December 1, 1996. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of these two written Agreements shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of either of such Agreements shall be binding upon any party unless made in writing and signed by all parties. To the extent that there is any conflict between this Agreement and the Invention, Confidential information and Non-Competition Agreement, the provisions of this Agreement shall govern.

         22. Waiver. The waiver by either party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

         23. Invalidity of Any Provision. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provisions were omitted.

         24. Attachments. All attachments or exhibits to this Agreement are incorporated herein by this reference as though fully set forth herein. In the event of any conflict, contradiction or ambiguity between the terms and conditions in this Agreement and any of its attachments, the terms of this Agreement shall prevail.

         25. Interpretation of Agreement. When a reference is made in this Agreement to an article or section, such reference shall be to an article or section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."
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
         26. Headings. Headings in this Agreement are for informational purposes only and shall not be used to construe the intent of this Agreement.

         27. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         28. Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         This Agreement has been executed by the parties as of February 2, 1998.

                           ORTHOLOGIC CORP.
                           ("Company")


                           By:      /s/ Thomas R. Trotter
                                    --------------------------
                                    Thomas R. Trotter
                                    President and CEO


                           ALLEN R. DUNAWAY
                           ("Employee")


                           By:      /s/ Allen R. Dunaway
                                    --------------------------
                                    Allen R. Dunaway
                                        9